Exhibit 10.25

Nonqualified Stock Option Award

General Terms and Conditions

(Executive Officers)

The OraSure Technologies, Inc. Stock Award Plan (“Plan”) is administered by the compensation committee (the “Committee”) of the board of directors of Corporation (the “Board”). Capitalized terms not otherwise defined have the meanings assigned in Section 11 of these Nonqualified Stock Option Award General Terms and Conditions (“Agreement Terms”).

1. Option Type and Term.

1.1 Type of Option. The Option is not intended to be an incentive stock option as described in Internal Revenue Code Section 422.

1.2 Term. The Option term will expire on the expiration date shown on the cover sheet unless earlier terminated pursuant to this Agreement.

1.3 Vesting. Except as otherwise provided in this Agreement, the Option will be vested as to, and accordingly may be exercised from time to time during the term to purchase, Shares up to the number shown on the cover page as vested as of the date of exercise.

2. Employment Requirement.

2.1 General. Except as provided in Section 3 of this Agreement, the Option may not be exercised and will not be deemed vested unless the recipient of the Option (the “Participant”) is employed by Corporation and/or one or more of its Subsidiaries (an “Employer”) continuously for at least one year after the Grant Date, unless employment is terminated by death or Disability. “Employment” for purposes of the Option will include periods of illness or other leaves of absence authorized by an Employer or by law.

2.2 No Employment Contract. Neither the Plan nor the Option constitutes a contract of employment of Participant by any Employer.

2.3 Expiration After Termination of Employment. If Participant ceases to be an active employee of the Employer, the right to exercise the Option will expire upon the earlier of (i) the end of the original term as specified in Section 1.2 above, and (ii) the end of the following periods as applicable:

After Termination On Account Of	Period

Death	1 year
Retirement	5 years
Disability	1 year
Any other reason	1 year

2.4 Effect of Termination on Vesting. Subject to Sections 2.1 and 3, the Option will continue vesting in accordance with Section 1.3 and will cease vesting upon termination of Participant’s employment with Employer. The Shares as to which the Option is exercisable under Section 2.3 will be those as to which the Option is vested at the time of exercise.

2.5 Adjustments. The Shares, the exercise price for the Shares and other terms of this Option shall be subject to adjustment pursuant to Section 14.2 of the Plan

3. Acceleration of Exercisability. If (i) a Change of Control Date occurs while Participant is employed by Employer, (ii) Participant’s employment with Employer is terminated by Employer without Cause or by Participant for Good Reason, in each case during a Change of Control Period, or (ii) Participant dies or suffers a Disability, the Option will become immediately and fully vested and exercisable as to all Shares covered by the Option. In the event Participant’s employment with the Employer is terminated by Employer without Cause or by Participant for Good Reason, in each case during a period other than a Change of Control Period, then the Option will become immediately vested and exercisable as to 50% of the number of Shares with respect to which the Option had not then vested and will not otherwise become vested during the period set forth in Section 2.4. To the extent the terms of the Employment Agreement provide for the accelerated vesting of the Option on terms other than as set forth herein, such terms shall be effective and incorporated herein.

4. Method of Exercise.

4.1 Exercise of Option. All or any portion of the Option may be exercised, to the extent it has become exercisable pursuant to this Agreement, by delivery of written notice to Corporation in the attached form stating the number of Shares, form of payment, and proposed date of closing.

4.2 Other Documents. Participant must furnish Corporation, before closing of any exercise of the Option, such other documents or representations as Corporation may require to assure compliance with applicable laws and regulations.

4.3 Payment. The exercise price for the Shares purchased upon exercise of the Option must be paid in full at or before closing by one or a combination of the following:

(a) Payment in cash;

(b) By delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

(i) To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the exercise price and withholding taxes due; or

(ii) To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the exercise price and withholding taxes due; or

(c) Delivery of previously acquired Shares having a Fair Market Value at least equal to the exercise price.

4.4 Previously Acquired Shares. Delivery of previously acquired Shares surrendered in full or partial payment of the exercise price of all or any portion of the Option, will be subject to the following conditions:

(a) The Shares tendered must be in good delivery form;

(b) The Fair Market Value of the Shares, together with the amount of cash, if any, tendered must equal or exceed the exercise price of the Option;

(c) Any Shares remaining after satisfying payment of the exercise price will be reissued in the same manner as the Shares tendered; and

(d) No fractional Shares will be issued and cash will not be paid to Participant for any fractional Share value not used to satisfy payment of the exercise price.

5. Transferability.

5.1 Restriction.

(a) The Option is not transferable by Participant other than by testamentary will or the laws of descent and distribution and, during Participant’s lifetime, may be exercised only by Participant or Participant’s guardian or legal representative;

(b) No assignment or transfer of the Option, whether voluntary, involuntary, or by operation of law or otherwise, except by testamentary will or the laws of descent and distribution, will vest in the assignee or transferee any interest or right; and

(c) Immediately upon any attempt to assign or transfer the Option, the Option will terminate and be of no force or effect.

5.2 Exercise in the Event of Death or Disability. Whenever the word “Participant” is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to Participant’s guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary will or by the laws of descent and distribution, the word “Participant” will be deemed to include such person or persons.

6. Securities Laws. Corporation will not be required to issue any Shares upon exercise of the Option, or any portion thereof, until Corporation has taken any action required to comply with the provisions of the Securities Act of 1933 or any other then applicable federal or state securities laws.

7. Tax Reimbursement. In the event any withholding or similar tax liability is imposed on Corporation in connection with or with respect to the exercise of the Option or the disposition by Participant of the Shares acquired upon exercise of the Option, Participant will pay to Corporation an amount sufficient to satisfy such tax liability or may direct the Corporation to withhold from the Shares acquired upon exercise Shares having a Fair Market Value as of such date equal to such tax liability.

8. Conditions Precedent. Corporation will use its best efforts to obtain any required approvals of the Plan and the Option by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, all Awards to Participant will terminate on notice to Participant to that effect.

9. Termination for Cause; Competition.

9.1 Annulment of Awards. The grant of the Option is provisional until Participant becomes entitled to a certificate for Shares in settlement of the Option. In the event the employment of Participant is terminated for Cause, any portion of the Option that is provisional will be annulled as of the date of such termination for Cause.

9.2 Engaging in Competition With Corporation. If Participant terminates employment with an Employer for any reason whatsoever, and within 12 months after the date of termination Participant materially breaches Section 9(c) of the Employment Agreement, the Committee, in its sole discretion, may require Participant to return to Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise) by Participant at any time during the period beginning on the date that is six months prior to the date of Participant’s termination of employment with the Employer through the date of the Committee’s action.

10. Successorship. Subject to the restrictions on transferability of the Option set forth in this Agreement and in the Plan, this Agreement will be binding upon and benefit the parties, their successors, and assigns.

11. Defined Terms. When used in this Agreement, the following terms have the meanings specified below:

11.1 “Agreement” means the agreement evidencing an Option governed by these Agreement Terms.

11.2 “Cause” shall have the meaning set forth in the Employment Agreement.

11.3 “Change of Control” shall have the meaning set forth in the Employment Agreement.

11.4 “Change of Control Date” means the first date following the date of the Agreement on which a Change in Control has occurred.

11.5 “Change of Control Period” shall have the meaning set forth in the Employment Agreement.

11.6 “Disability” shall have the meaning set forth in the Employment Agreement.

11.7 “Employment Agreement” means the currently effective Employment Agreement between Corporation and Participant, as the same may be amended or supplemented.

11.8 “Good Reason” shall have the meaning set forth in the Employment Agreement.

11.9 “Grant Date” means the date of the Agreement, which is the date the Option is granted to Participant.

11.10 “Option” means the Nonqualified Stock Option granted to Participant evidenced by this Agreement.

11.11 Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

12. Option Subject to Plan. The Option is issued under the Plan and shall be governed by its terms. Except as specifically set forth herein, in the event of any inconsistency between the Plan and this Agreement, the Plan’s terms shall control.

13. Notices. Any notices regarding the Option must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as certified mail directed to the address maintained in Corporation’s records or to such other address as a party may certify by notice to the other party.

Attachment: Exercise Form

ELECTION TO EXERCISE NONQUALIFIED STOCK OPTION

To:	OraSure Technologies, Inc.
220 East First Street
Bethlehem, PA 18015

The undersigned hereby exercises the NonQualified Stock Option		evidenced by the NonQualified Stock Option
(option number)

Award Agreement dated		(the “NonQualified Agreement”), for		shares (the “Shares”)
	(date options were granted)		(# of shares you wish to purchase)

of common stock of OraSure Technologies, Inc. (the “Company”) at the price of $		per share and agrees to tender payment
(option price)

therefor in the amount of $		(the “Exercise Price”) and required withholding taxes in accordance
(# of shares purchased X option price)

with the terms of the NonQualified Stock Option Award Agreement for closing on		.
(approximately 10 days after exercise)

Mark the appropriate responses below:
1.		Payment

	☐	Payment in the amount of the Exercise Price and required withholding taxes is enclosed.

	☐	Payment in the amount of the Exercise Price and required withholding taxes will be made to the Company within ten business days by (“Broker”), to which I have given irrevocable instructions to sell enough of the Shares for such purpose and to deliver proceeds in the amount of the Exercise Price and withholding taxes to the Company. If the Broker does not make such payment within such time, I agree to pay the Exercise Price and withholding taxes to the Company within an additional five business days.

	☐	Payment shall be made as described on the page attached hereto.

2.		Delivery of Shares.

	☐	The shares have been sold. Please deliver the stock certificate to, and made out in the name of the following:

(e.g., Broker, Address, Account Number)

	☐	The Shares have not been sold. Please deliver the stock certificate to, and made out in the name of:

(e.g., your name)

DATED:
(Printed Name)

(Signature of Participant)

EXERCISE OF NONQUALIFIED STOCK OPTIONS

OraSure Technologies, Inc.

220 East First Street

Bethlehem, PA 18015

For Federal Income Tax purposes, ORASURE TECHNOLOGIES, INC. is required to include on each Participant’s year-end tax Form W-2 or 1099-MISC and on the Company’s tax return, an amount equal to the difference between the fair market value of stock purchased upon exercise of a NonQualified Stock Option on the exercise date and the option exercise price (the “Option Spread”).

If you sold any of these option shares on the same day that you exercised them, please provide the following information and return a copy of this form to the Accounting department. This information will assist in the determination of the fair market value of the shares at the time of exercise to be used to calculate the Option Spread and proper withholding amounts.

Option Number	Date	Sale price per share

Option Number	Date	Sale price per share

Option Number	Date	Sale price per share

Option Number	Date	Sale price per share

Printed Name	Signature of Participant